Exhibit 99.1

MOBIQUITY NETWORKS GROWS ITS MOBILE LOCATION DATA AND REVENUE

NEW YORK, NY – OCTOBER 11, 2017 (GLOBAL NEWSWIRE) — Mobiquity Networks, a mobile location data intelligence company, and wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB: MOBQ) today addressed shareholders regarding growth. The company, whose core technologies allow for the collection, analysis, reporting and distribution of mobile location data for the purpose of making smarter business decisions, has seen revenue growth during the last two quarters.

CEO Dean Julia said, “As our customers begin to recognize the value in our products and services, they are returning and increasing their spending.”

As announced in July, the company has continued to enhance its Passage Platform with additional analytics tools and machine learning to further enrich the data. Agreements over the last quarter have shown growth in both reoccurring business, as well as adding new customers. As additional agreements are added, the company looks forward to keeping shareholders and the general public up to date. The company expects to release its 3Q results of operations in November.

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About Mobiquity Networks (www.mobiquitynetworks.com)

Mobiquity Networks, a wholly owned subsidiary of Mobiquity Technologies, Inc. (MOBQ), is a next generation mobile location data intelligence and marketing company. The company provides precise, unique, at-scale location based data and insights on consumers' real world behavior and trends for use in marketing and research. With the combination of our beacon data, first party mobile location data via our advanced SDK and other direct feeds; Mobiquity Networks provides one of the most accurate and scaled solutions for mobile data collection and analysis.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Media Contact:

Mobiquity Technologies, Inc.

Jed Weisberg

917-720-6504

jed@mobiquitynetworks.com